EXHIBIT 23.5

CONSENT OF INDEPENDENT AUDITORS

To Stockholders of

Al Wireless USA, Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 of InPhonic, Inc. of our report dated March 21, 2005, with respect to the balance sheet of Al Wireless USA, Inc. as of December 31, 2003 and the related statement of operations, stockholders’ deficit and cash flows for the year then ended, which report appears in the Form 8-K/A of InPhonic, Inc. dated March 22, 2005.

/s/ Bertucelli & Malaga, LLP

Ronkonkoma, New York

March 24, 2005